Exhibit 10.13

Keun Guarantee

KOREA EXCHANGE BANK

The Bank must explain major terms of this Deed of Keun Gaurantee, and deliver copies of the general terms and conditions of the bank credit facility (Eun Hang Yeo Shin Guh Rae Ki Bon Yak Kwan) and the supplemental terms and condition of security/guarantee transactions, together with this agreement to the guarantor.

* We note that joint and several guarantee is a legal act series legal consequences which may cause material loss, damage to one’s assets, and as such, please make your decision carefully after thoroughly review the contents of this Deed and the “Things to know for the guarantor” attached to the customer application form and personally fill in the ☐ portion.

The undersigned joint and several guarantor (the “Guarantor”) hereby agrees that the Guarantor shall be jointly and severally liable for any and all current and future obligations of the debtor with respect to the Korea Exchange Bank (the “Bank”) pursuant to Article 1 herebelow and hereby approves and agrees that with respect to the performance of the guaranteed obligations as a guarantor, the terms and conditions of the general terms and conditions of bank credit facility (the “General Terms”), the general terms and conditions of security/guarantee transactions, and the loan agreement separately submitted by the debtor to the bank shall apply the Guarantor.

Article 1. Guaranteed Obligations

1.1	The Guarantor shall undertake to perform as follows:

a.	Debtor

Name: Pixelplus Co., Ltd.

Address: Suwon Center, Kyunggi Venture Bldg, 1017, Ingae-dong, Paldal-gu, Suwon-si

b.	Scope of Guaranteed Obligations

The bank explained to the Guarantor that he may choose one of the three types of guarantees with varying degree of guaranteed obligations, and the Guarantor chose comprehensive keun-guarantee (Po Kwal Keun Bo Jeoung) covering any and all current and future debt obligations (including interest, default interest, and other ancillary obligations) of the debtor with respect to all transactions with the bank.

Specific (Teuk Jeong) Keun Guarantee

Any and all current and future obligations of the Debtor with respect to the Bank under the following agreements

Agreement dated ☐	Agreement dated ☐

Agreement dated ☐	Agreement dated ☐

Limited (Han Jeong) Keun Guarantee

Any and all current and future obligations of the Debtor with respect to the Bank for the following types of transactions

☐ type transactions	☐ type transactions	☐ type transactions

Comprehensive (Po Kwal) Keun Guarantee

Any and all current and future obligations of the Debtor with respect to the Bank as follows:

a.	Any and all obligations with respect to loan under notes, overdraft, note discount, repayment guarantee, receivables, acquisition of corporate bonds, lease of securities, foreign currency transactions and other credit facilities transactions

b.	Guarantee obligations with respect to transactions described above between the Bank and a third party

c.	Obligations under the notes and/or checks acquired with respect to transactions described above between the Bank and a third party

c.	Maximum Keun Guarantee Amount 3 billion Won

d.	Settlement on Keun Guarantee

The Bank explained to the Debtor that the Debtor may choose one of the following three methods as its settlement terms, and the Debtor chose the settlement date determined under the “future fixed type” as its settlement terms.

Future Fixed Type

Not to be determined.

The Debtor may fix its keun guarantee settlement date three (3) years after the execution of this Agreement, which shall be 14 days after the notice thereof. If the 14 day period is not secured, the settlement date shall be fixed to the date on which 14 days will have been lapsed from the date of notice.

Fixed Type

[year/month/date]

Automatic Fix Type

Not to be determined.

The Debtor may fix its keun guarantee settlement date three (3) years after the execution of this Agreement, which shall be 14 days after the notice thereof. If the 14 day period is not secured, the settlement date shall be fixed to the date on which 14 days will have been lapsed from the date of notice. Provided, however, that if the Debtor has not fixed the settlement date by the 5th anniversary of the execution date of this agreement, the 5th anniversary date shall be the settlement date.

1.2	The obligations covered by the guarantee provided by any of the following financial institutions shall be excluded from the guaranteed obligations hereunder:

a.	Banks established pursuant to the Bank Act and other special legislations;

b.	Credit guarantee fund established pursuant to the Credit Guarantee Fund Act;

c.	Technology credit guarantee funds established pursuant to the Financial Assistance to New Technology Businesses Act;

d.	Residential house financing credit guarantee funds established pursuant to the Act on the Assistance to Residential Stability and Lump Sum-Raising Savings of Workers;

e.	Guarantee insurance companies established pursuant to the Insurance Business Act;

f.	Other institutions issuing guarantees pursuant to relevant agreement with the Bank.

Article 2. (Special Terms and Conditions)

(Seal) Old guarantee deed has been returned.

2004. 03. 31.

Name: Seo Kyu Lee (Seal)

Joint and Several Guarantor

Address:

By:	/s/ Seo Kyu Lee
Name:	Seo Kyu Lee

Please indicate your intent in the right columns below in handwriting after reading questions in the left columns. (examples: 1. received; 2. informed; 3. omitted.)

1. Have you received the copies of the General Terms, the general terms and conditions for security/ and this Agreement?	Received.

2. Have you been explained with the major terms of the General Terms and this Agreement, the liabilities of the debtor, joint and several liabilities, and credit ratings of the debtor?	Explained.

3. Would you permit omission of notice processes related to credit facility transaction hereunder (e.g., new, extension, etc.)?	Omitted.